Exhibit 99.1

CTG Reports First Quarter 2020 Results

Operating Income Increased More Than 80%, or $0.9 Million, Year-over-Year

Achieved GAAP EPS of $0.08; non-GAAP EPS of $0.10

BUFFALO, N.Y., Apr. 21, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced its financial results for the first quarter ended March 27, 2020.

First Quarter Financial Summary

•	Total revenue was $86.9 million, in-line with the Company’s previously announced expectations

•

Operating income and margin increased by $0.9 million and 122 basis points year-over-year, respectively, to $2.1 million and 2.4%, reflecting a higher contribution from the Solutions business coupled with effective cost containment

•	Non-GAAP operating income and margin, excluding $0.4 million of acquisition-related expenses, increased $1.0 million and 138 basis points year-over-year, respectively, to $2.5 million and 2.9%

•

GAAP net income was $1.1 million, or $0.08 per diluted share, and included acquisition-related expenses of $0.3 million; non-GAAP net income was $1.4 million, or $0.10 per diluted share and exceeded guidance

•	Revenue in Europe was $36.6 million, or 42.1% of total revenue, compared with 38.9% of total revenue in the same quarter last year

•	Solutions gross profit was 27.5%, an increase from 25.0% in the first quarter of 2019

First Quarter and Recent Business Highlights

•	Completed the acquisition of France and Canada based, StarDust, a leader in testing and quality assurance solutions

•	Launched Testing Solutions – new to North America with an initial focus on healthcare

•	Secured multi-year contract with new Health Solutions client in excess of $5 million to provide application support

•	Promoted long-time CTG veteran, Rénald Wauthier, to lead business operations in Europe

•	Responded quickly to the COVID-19 pandemic to ensure the safety of employees while continuing to support the needs of clients

•

Enhanced liquidity by accelerating the collection of receivables from largest client and drawing down $12.0 million on line of credit; implemented furloughs for nearly all non-billable employees to reduce expenses

•	Received several unsolicited offers to purchase its corporate headquarters building and is currently exploring a sale

CEO Comments on Results

“We achieved another quarter of very strong financial results for the first quarter that were in-line with our expectations. Revenue was lower year-over-year reflecting one less billable day in the quarter, our aggressive transition away from less profitable IT Staffing business, and the negative impact of the COVID-19 pandemic on our clients’ business in March,” said Filip Gydé, CTG President and CEO. “Despite these anticipated near-term headwinds to revenue, our ongoing transformational shift toward a solutions-centric organization resulted in a 67% increase in non-GAAP earnings per share over the same period last year. Gross profit from our higher-margin IT Solutions business expanded to 27.5%, a 250 basis point increase from the prior year. This growth, along with prudent cost management across the enterprise, contributed to an increase in operating income of more than 80% year-over-year.

“As a result of the COVID-19 pandemic and significant disruption in the global economy, companies are facing unprecedented challenges. At CTG, our top priority remains the health and safety of our employees, clients and business partners. Beginning in the second half of March, our highly talented team successfully demonstrated the benefits of a modern mobile workforce, enabling us to quickly and safely adapt to the changing business landscape while continuing to fully meet the needs of our clients. The CTG leadership team proactively took actions to further strengthen the Company’s financial position by securing liquidity and streamlining expenses. This included drawing down $12.0 million under our revolving credit facility and accelerating the collection of receivables from our largest IT Staffing client during the quarter. CTG remains well capitalized with a strong balance sheet and sufficient working capital to support our business operations and clients. To further position the Company to combat the potential effects of the pandemic, in early April we implemented selective furloughs along with a temporary salary adjustment for almost all non-billable employees, including senior management. Our business development and solutions organizations were not impacted by the furlough as we continue to pursue high growth opportunities across the organization.

“Although the current environment remains highly dynamic and uncertain, our team has remained focused on maintaining a robust pipeline of new business opportunities, including the consistent sourcing and submission of new proposals. Additionally, in March we successfully completed the strategic acquisition of StarDust, a Testing Solutions company based in France and Canada, which complemented our simultaneous launch of CTG’s new Testing Solutions in North America.

“During the quarter we continued to build on our talented and dedicated CTG team with the promotion of Rénald Wauthier to senior vice president of CTG Europe. As a 25-year veteran of CTG, he has demonstrated tremendous leadership and has made fundamental contributions to the Company’s successful track record of growth and profitability in both Luxembourg and France. Rénald is the ideal leader to assume responsibility for CTG’s strategy and operations across all of Western Europe. We are confident he will continue to leverage CTG Europe’s ongoing momentum and deliver strong results. Rénald’s promotion also serves to complete the full transition of my previous role prior to being appointed CEO in March 2019.”

Gydé concluded, “I’m proud of the organization and the resilient dedication of our team, as we actively support clients by delivering the value-added solutions and services that CTG has been known for since 1966. We remain focused on proactively managing the factors within our control during these difficult times and successfully executing on our strategic plan to further enhance profitability and position CTG as a leading global solutions provider.”

Consolidated First Quarter Results

Revenue in the first quarter of 2020 was $86.9 million, compared with $99.3 million in the fourth quarter of 2019, and $97.2 million in the first quarter of 2019. The sequential and year-over-year decrease in first quarter revenue primarily reflects fewer billable days in the 2020 first quarter, a transition away from a significant amount of lower margin staffing business, and a slight impact from the COVID-19 pandemic. Currency translation had a negative impact of $1.1 million on revenue in the first quarter, compared with a negative $1.3 million impact in the fourth quarter of 2019, and a negative $3.1 million impact in the first quarter of 2019.

Direct costs in the first quarter of 2020 were $69.9 million, or 80.4% of revenue, compared with $79.1 million, or 79.6% of revenue, in the fourth quarter of 2019, and $79.5 million, or 81.8% of revenue, in the first quarter of 2019. SG&A expense in the first quarter of 2020 was $15.0 million, which included $0.5 million in acquisition-related costs associated with previously acquired businesses. This compared with expense of $17.8 million in the fourth quarter of 2019, which included $0.6 million in acquisition-related costs. SG&A expense in the first quarter of 2019 was $16.6 million, which included $0.4 million in acquisition-related costs.

Operating income in the first quarter of 2020 was $2.1 million, or 2.4% of revenue, and included the previously referenced acquisition-related costs of $0.4 million. Excluding acquisition-related expenses, non-GAAP operating income was $2.5 million, or 2.9% of revenue. Operating income in the fourth quarter of 2019 was $2.4 million, or 2.4% of revenue, and included acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income in the fourth quarter of 2019 was $3.0 million, or 3.0% of revenue. Operating income in the first quarter of 2019 was $1.1 million, or 1.2% of revenue, and included acquisition-related expenses. Excluding acquisition-related expenses, non-GAAP operating income in the first quarter of 2019 was $1.5 million, or 1.5% of revenue. CTG’s operations outside of the U.S. are conducted in local currencies. Accordingly, fluctuations in currency valuation for the countries in which the Company operates generally have minimal impact on operating results; these fluctuations reduced operating income by approximately $0.1 million in the first quarter of 2020.

Net income in the first quarter of 2020 was $1.1 million, or $0.08 per diluted share, which included $0.3 million, or $0.02 per diluted share, in acquisition-related expenses. Net income in the fourth quarter of 2019 was $1.7 million, or $0.12 per diluted share, which included $0.3 million, or $0.02 per diluted share, in acquisition-related expenses. Net income in the first quarter of 2019 was $0.6 million, or $0.05 per diluted share, which included $0.3 million, or $0.01 per diluted share, in acquisition-related expenses.

CTG’s effective income tax rate in the first quarter of 2020 was 39.0% compared with 34.0% in the fourth quarter of 2019. The Company’s effective tax rate was 33.3% in the first quarter of 2019.

Balance Sheet

Cash and short-term investments at March 27, 2020 were $31.5 million, and the Company had $19.5 million in cash, net of long-term debt of $12.0 million. Days sales outstanding were 71 in the first quarter of 2020 compared with 78 in the first quarter of 2019.

The Company received several unsolicited offers to purchase its headquarters building in Buffalo, NY during the first quarter of 2020. The Company is currently exploring the offers and the potential to sell its owned real estate. If sold, the Company expects to record a gain on the sale. As part of this process, the Company has now recorded the net value of the building in “other current assets” instead of in “property and equipment, net” on its condensed consolidated balance sheet.

Guidance and Outlook

Given the uncertainty related to the breadth and impact of the COVID-19 pandemic on CTG’s end markets, target geographies and clients, the Company has decided to suspend its prior financial guidance for the full year 2020.

CTG Executive Vice President and Chief Financial Officer John M. Laubacker commented, “While the COVID-19 pandemic had relatively limited impact on our business in the first quarter, the Company expects a more pronounced effect on both our clients’ operations and CTG’s business beginning in the second quarter. However, the magnitude and longevity of the anticipated impact remains extremely difficult to forecast, and therefore we have chosen to suspend our full year financial guidance for 2020. Together, CTG’s Board of Directors and senior management will continue to closely monitor developments as visibility improves and take appropriate actions.”

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, non-GAAP financial measures are used by management for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

Specifically, the non-GAAP information as presented for the first quarter of 2020, as well as the quarterly periods of 2019, exclude certain acquisition-related expenses, primarily consisting of due diligence costs, the amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the acquisitions of Soft Company, Tech-IT and StarDust.

The reconciliation of GAAP to non-GAAP information for the first quarter ended March 27, 2020 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$2.1	2.4%	$1.1	$0.08
Acquisition-related expenses	0.4	0.5%	0.3	0.02

Non-GAAP results	$2.5	2.9%	$1.4	$0.10

The reconciliation of GAAP to non-GAAP information for the fourth quarter ended December 31, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$2.4	2.4%	$1.7	$0.12
Acquisition-related expenses	0.6	0.6%	0.3	0.02

Non-GAAP results	$3.0	3.0%	$2.0	$0.14

The reconciliation of GAAP to non-GAAP information for the first quarter ended March 29, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.1	1.2%	$0.6	$0.05
Acquisition-related expenses	0.4	0.3%	0.3	0.01

Non-GAAP results	$1.5	1.5%	$0.9	$0.06

Conference Call and Webcast

CTG will hold a conference call today at 11:00 a.m. Eastern Time to discuss its financial results and business outlook. To access CTG’s conference call via telephone, dial 1-844-767-5679 and enter the access code, 7028804. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A replay of the call will be available between 3:00 p.m. Eastern Time on April 21, 2020, and 12:00 a.m. Eastern Time on April 25, 2020, by dialing 1-866-207-1041 and entering the access code, 5553646. The webcast will be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the conference call.

About CTG

CTG has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments in solutions and competitive advantage. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2020 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s Form 10-K for the year ended December 31, 2019, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	March 27,	March 29,
	2020	2019
Revenue	$86,949	$97,238
Direct costs	69,903	79,522
Selling, general and administrative expenses	14,979	16,589

Operating income	2,067	1,127
Other expense, net	(191)	(180)

Income before income taxes	1,876	947
Provision for income taxes	732	315

Net income	$1,144	$632

Net income per share:
Basic	$0.08	$0.05

Diluted	$0.08	$0.05

Weighted average shares outstanding:
Basic	13,547	13,379
Diluted	14,316	13,782

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	March 27,	December 31,	March 29,
	2020	2019	2019
Current Assets:
Cash and cash equivalents	$31,481	$10,781	$13,129
Accounts receivable, net	71,162	88,772	86,606
Other current assets	4,770	2,295	3,062

Total current assets	107,413	101,848	102,797

Property and equipment, net	5,040	6,379	5,543
Operating lease right-of-use assets	20,372	21,253	12,671
Cash Surrender Value	2,931	3,133	2,438
Acquired intangibles, net	7,982	8,439	5,627
Goodwill	19,705	16,681	19,146
Other assets	1,161	973	2,176

Total Assets	$164,604	$158,706	$150,398

Current Liabilities:
Accounts payable	$15,757	$18,612	$11,538
Accrued compensation	24,681	23,538	25,633
Short-term operating lease liabilities	5,773	5,904	4,605
Other current liabilities	9,847	8,800	11,417

Total current liabilities	56,058	56,854	53,193

Long-term debt	12,000	5,290	13,318
Long-term lease operating liabilities	14,540	15,349	7,918
Other liabilities	14,806	14,977	11,696
Shareholders’ equity	67,200	66,236	64,273

Total Liabilities and Shareholders’ Equity	$164,604	$158,706	$150,398

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Quarter Ended
	March 27,	March 29,
	2020	2019
Net income	$1,144	$632
Depreciation and amortization expense	816	677
Equity-based compensation expense	512	249
Other operating items	16,707	(1,301)

Net cash provided by operating activities	19,179	257
Net cash used in investing activities	(4,653)	(8,744)
Net cash provided by financing activities	6,287	9,469
Effect of exchange rates on cash and cash equivalents	(113)	(284)

Net increase in cash and cash equivalents	20,700	698
Cash and cash equivalents at beginning of period	10,781	12,431

Cash and cash equivalents at end of period	$31,481	$13,129

COMPUTER TASK GROUP, INCORPORATED (CTG)

Other Financial Information

(amounts in thousands except days data)

(Unaudited)

	For the Quarter Ended
Revenue by Service	March 27,		March 29,
	2020		2019
IT Solutions	$29,066	33%	$33,426	34%
IT Staffing	57,883	67%	63,812	66%

Total	$86,949	100%	$97,238	100%

Revenue by Vertical Market

Technology service providers	35%		33%
Manufacturing	15%		17%
Healthcare	14%		16%
General markets	16%		15%
Financial services	14%		14%
Energy	6%		5%

Total	100%		100%

Revenue by Location
North America	$50,307	58%	$59,435	61%
Europe	36,642	42%	37,803	39%

Total	$86,949	100%	$97,238	100%

Foreign Currency Impact on Revenue:

Europe	$(1,076)		$(3,118)

Long-term Debt Balance	$12,000		$13,318

Billable Days in Period	62		63

DSO	71		78

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